                                                              EXHIBIT (A)(1)(vi)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen i.e., 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------   --------------------------------------

                             Give the
                             SOCIAL SECURITY
For this type of account:    number of --
1. An individual's account   The individual
2. Two or more individuals   The actual owner
   (joint account)           of the account
                             or, if combined
                             funds, the first
                             individual on
                             the account (1)
3. Husband and wife (joint   The actual owner
   account)                  of the account
                             or, if joint
                             funds, either
                             person (1)
4. Custodian account of a    The minor (2)
   minor (Uniform Gift to
   Minors Act)
5. Adult and minor (joint    The adult, or if
   account)                  the minor is the
                             only
                             contributor, the
                             minor (1)
6. Account in the name of    The ward, minor,
   guardian or committee     or incompetent
   for a designated ward,    person (3)
   minor, or incompetent
   person
7.a. The usual revocable     The grantor-
   savings trust account     trustee (1)
   (grantor is also
   trustee)
 b. So-called trust account  The actual owner
   that is not a legal or    (4)
   valid trust under State
   law
8. Sole proprietorship       The owner (4)
   account

                              Give the EMPLOYER
                              IDENTIFICATION
For this type of account:     number of --
--------------------------------------   --------------------------------------
 9. A valid trust, estate,    The legal entity
    or pension trust          (Do not furnish
                              the identifying
                              number of the
                              personal
                              representative
                              or trustee
                              unless the legal
                              entity itself is
                              not designated
                              in the account
                              title) (5)
10. Corporate account         The corporation
11. Religious, charitable or  The organization
    educational organization
    account
12. Partnership account held  The partnership
    in the name of the
    partnership
13. Association, club or      The organization
    other tax-exempt
    organization
14. A broker or registered    The broker or
    nominee                   nominee
15. Account with the          The public
    Department of             entity
    Agriculture in the name
    of a public entity (such
    as a State or local
    government, school
    district or prison)
    that receives
    agricultural program
    payments

--------------------------------------


(1) List first and circle the name of the person whose number you furnish.
                                         --------------------------------------
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show your individual name. You may also enter your business name. You may use either your Social Security Number or your Employer Identification Number.
(5) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

                               Page 1 of   Pages
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    Page 2
Obtaining a Number
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Appli- cation for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding ALL payments include the following:
 . A corporation.
 . A financial institution.
 . An organization exempt from tax under section 501(a), of the Internal
   Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan.
 . The United States or any agency or instrumentality thereof.
 . A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
 . A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
 . An international organization or any agency, or instrumentality thereof.
 . A registered dealer in securities or commodities registered in the U.S., or a possession of the U.S.
 . A real estate investment trust.
 . A common trust fund operated by a bank under section 584(a) of the Code.
 . An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.
 . An entity registered at all times under the Investment Company Act of
   1940.
 . A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under Section 1441 of the Code.
 . Payments to partnerships not engaged in a trade or business in the U.S.
   and which have at least one nonresident partner.
 . Payments of patronage dividends where the amount received is not paid in money.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
Payments of interest not generally subject to backup witholding include the following:
 . Payments of interest on obligations issued by individuals.
NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
 . Payments of tax-exempt interest (including exempt interest dividends under section 852 of the Code.)
 . Payments described in section 6049(b)(5) of the Code to nonresident aliens.
 . Payments on tax-free covenant bonds under section 1451 of the Code.
 . Payments made by certain foreign organizations.
 . Payments made to a nominee.
Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
 Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, and 6050A and 6050N of the Code and the regulations promulgated therein.
Privacy Act Notice.--Section 6109 requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect To Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.
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